Exhibit 24.1
February 8, 2021

Thomas A. Fanning, Andrew W. Evans and Melissa K. Caen

Gentlemen and Ms. Caen:

    The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of common stock, debt securities, purchase contracts, and units, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

    The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

    The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

    The undersigned directors and officers of the Company hereby authorize you or any of you to sign said registration statement or statements on their behalf as attorney-in-fact and any necessary or appropriate amendment or amendments (including post-effective amendments) thereto and to file the same as aforesaid.

Yours very truly,
THE SOUTHERN COMPANY
By	/s/Thomas A. Fanning
Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Janaki Akella Janaki Akella	/s/John D. Johns John D. Johns
/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Dale E. Klein Dale E. Klein
/s/Jon A. Boscia Jon A. Boscia	/s/Ernest J. Moniz Ernest J. Moniz
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Anthony F. Earley, Jr. Anthony F. Earley, Jr.	/s/Steven R. Specker Steven R. Specker
/s/Thomas A. Fanning Thomas A. Fanning	/s/E. Jenner Wood III E. Jenner Wood III
/s/David J. Grain David J. Grain	/s/Andrew W. Evans Andrew W. Evans
/s/Colette D. Honorable Colette D. Honorable	/s/Ann P. Daiss Ann P. Daiss
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

- - - - - - - - - - - -

    RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Commission and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers are hereby authorized to give their several powers of attorney to Thomas A. Fanning, Andrew W. Evans and Melissa K. Caen;

- - - - - - - - - - - -

    The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 8, 2021, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 19, 2021	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary